UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2024

REGENXBIO Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37553	47-1851754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9804 Medical Center Drive Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 240 552-8181

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RGNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2024, REGENXBIO Inc. (the “Company”) announced that its Board of Directors (the “Board”) accepted the resignation of Kenneth T. Mills from his position as President and Chief Executive Officer of the Company, effective July 1, 2024. Mr. Mills will continue to serve as a director and has been named Chairman of the Board. Mr. Mills will serve as an advisor to the Company to assist the new Chief Executive Officer until June 30, 2025.

The Company also announced that the Board appointed Curran M. Simpson as President and Chief Executive Officer, effective as of July 1, 2024. In connection with his appointment, the Board appointed Mr. Simpson as a Class I director, effective July 1, 2024, with a term expiring at the Company’s 2025 annual meeting of stockholders or until such time as his successor is duly elected and qualified. Additionally, Daniel Tassé was appointed as the Company’s Lead Independent Director, succeeding Jerry Karabelas.

Mr. Simpson, 62, has been a member of the Company’s senior management team since 2015 and has served as Chief Operating Officer since January 2023. In that role, he has been directly responsible for key business functions including Research & Clinical Development, Corporate Strategy, Manufacturing, Quality, Regulatory, and Commercial Operations. Mr. Simpson previously served as the Company’s Chief Operations and Technology Officer. Prior to joining the Company, Mr. Simpson held a series of senior executive operations positions within the life sciences industry, including as Regional Supply Chain Head for North America and Interim Chief Operating Officer at GlaxoSmithKline and the Human Genome Sciences division of GlaxoSmithKline. Mr. Simpson previously served as Director of Manufacturing Sciences at Biogen. He previously held roles of increasing responsibility with Novo-Nordisk Biochem Inc., and in various senior development and engineer roles at Genentech, among other roles. Mr. Simpson has an M.S. in surface and colloid science from Clarkson University and a B.S. in chemical engineering and chemistry from the Clarkson College of Technology.

On June 12, 2024, the Company and Mr. Simpson entered into an employment agreement (the “Employment Agreement”) in connection with Mr. Simpson’s promotion to President and Chief Executive Officer. Under the terms of the Employment Agreement, Mr. Simpson initially will be entitled to a base salary of $610,000 and his annual bonus target will be established at a minimum level of 60% of his base salary, which for the 2024 fiscal year will be prorated from July 1, 2024. In addition, on July 1, 2024 Mr. Simpson will be granted stock options and restricted stock units with an aggregate grant date fair value of $2,500,000, of which approximately 75% will consist of stock options and approximately 25% will consist of restricted stock units. The Employment Agreement also provides for certain severance benefits in the event Mr. Simpson is terminated without cause or by reason of death or disability, or if he is terminated or resigns for good reason following a change of control.

Mr. Simpson and his immediate family members are not party to any related party transactions for which disclosure would be required pursuant to Item 404(a) of Regulation S-K. There is no family relationship between Mr. Simpson and any of the Company’s directors or executive officers and no arrangements or understandings with other persons pursuant to which Mr. Simpson was selected as an officer.

On June 12, 2024, the Company and Mr. Mills entered into a Consulting and Separation Agreement (the “Agreement”) for services that he will provide as an advisor to the Company. The Agreement will be effective from July 1, 2024 through June 30, 2025. Under the terms of the Agreement, Mr. Mills will be eligible to receive up to 100% of his targeted bonus payment for the fiscal year ending December 31, 2024. In addition, the Company and Mr. Mills agreed that his outstanding stock options and restricted stock units will continue to vest during his service as an advisor, after which any unvested stock options and restricted stock units will be forfeited. Following the conclusion of his service as an advisor to the Company, Mr. Mills’ stock options will remain exercisable for three months. The Company also will reimburse Mr. Mills’ reasonable legal fees in connection with entering into the Agreement and provide the COBRA coverage for Mr. Mills and his family members through January 30, 2025. Mr. Mills will not receive an initial equity award grant in connection with the commencement of his role as Chairman of the Board and as a non-employee director on the Board, but will be eligible for cash compensation and future annual equity award grants in accordance with the Company’s Compensation Program for Non-Employee Directors.

Item 7.01	Regulation FD Disclosure.

On June 12, 2024, the Company issued a press release announcing the transition of the Company’s President and Chief Executive Officer and reiterating its financial and operational guidance. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to liability under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by REGENXBIO Inc. on June 12, 2024.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENXBIO INC.

Date: June 12, 2024	By:	/s/ Patrick J. Christmas II
Patrick J. Christmas II Executive Vice President, Chief Legal Officer